Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Tingo Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees Previously Paid	Equity	Common stock par value $0.001 per share, issuable upon exercise of warrant	457(c)	33,707,856	(2)	$2.67	(3)	$89,999,975.5	(3)		$11,681.9
Fees Previously Paid	Equity	Common stock par value $0.001 per share, issuable upon exercise of warrant	457(o)	8,000,000	(4)	$2.50	(3)	$20,000,000	(3)		$2,596
Fees Previously Paid	Equity	Common stock par value $0.001 per share, issuable upon exercise of warrant	457(o)	2,755,103	(5)	$1.495	(6)	$4,118,878.98	(7)		$449.37
	Total Offering Amounts										$114,118,854
	Total Fees Previously Paid										$14,727.27
	Total Fee Offsets										-
	Net Fee Due										-

1.	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

2.	Consists of 33,707,856 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to investors in connection with the 2021 February Offering. These shares were previously included in Registration Statement No. 333-256209 for which all filing fees were paid.

3.	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

4.	Consists of 8,000,000 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to investors in connection with the November 2020 Offering. These shares were previously included in Registration Statement No. 333-248602 for which all filing fees were paid.

5.	Consists of 2,755,103 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to 12 accredited investors in the 2021 March Offering. These shares were previously included in Registration Statement No. 333-248602 for which all filing fees were paid.

6.	The proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the average of the high and low sales price of the common stock on the Nasdaq Capital Market on May 12, 2021.

7.	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Common stock par value $0.001 per share	33,707,856	(2)	$89,999,975.5	(3)	S-3	333-248602	September 14, 2020
Equity	Common stock par value $0.001 per share	8,000,000	(4)	$20,000,000	(3)	S-3	333-248602	September 14, 2020
Equity	Common stock par value $0.001 per share	2,755,103	(5)	$4,118,878.98	(6)	S-3	333-256209	July 12, 2021

1.	This registration statement also relates to such additional shares of Common Stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act.

2.	Consists of 33,707,856 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to investors in connection with the 2021 February Offering. These shares were previously included in Registration Statement No. 333-248602 for which all filing fees were paid.

3.	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

4.	Consists of 8,000,000 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to investors in connection with the November 2020 Offering. These shares were previously included in Registration Statement No. 333-248602 for which all filing fees were paid.

5.	Consists of 2,755,103 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to 12 accredited investors in the 2021 March Offering.

6.	The proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the average of the high and low sales price of the common stock on the Nasdaq Capital Market on May 12, 2021.